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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Date of report (Date of earliest event reported):        August 14, 2002

AFTERMARKET TECHNOLOGY CORP. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21803 (Commission File Number)	95-4486486 (I.R.S. Employer Identification No.)
One Oak Hill Center, Suite 400, Westmont, IL (Address of Principal Executive Offices)		60559 (Zip Code)
Registrant's Telephone Number, Including Area Code: (630) 455-6000

AFTERMARKET TECHNOLOGY CORP.

FORM 8-K

Item 5.    Other Events.

        During discussions with investors and analysts Barry Kohn, Chief Financial Officer of Aftermarket Technology Corp., provided the following estimates of key financial items for full year 2002 to be used as modeling guidance:

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  Revenues: $415 million

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  Income from Operations: $84 million

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  EBITDA: $94 million

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  Net Debt: $125 million

        We are also reconfirming the previously announced fully diluted earnings per share estimates for the third quarter and full year 2002 of $0.48 and $1.90 (before extraordinary items recorded in the first half of the year), respectively.

Forward Looking Statement Notice

        This Current Report on Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. Readers are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2001 and our other filings made with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AFTERMARKET TECHNOLOGY CORP.
Dated: August 14, 2002
	By:	/s/ JOSEPH SALAMUNOVICH Joseph Salamunovich Vice President

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  Item 5. Other Events.
SIGNATURES